SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 26, 2005 (August 25, 2005)

T-3 ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19580	76-0697390
(State or Other Jurisdiction
of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7135 Ardmore
Houston, Texas 77054
(Address of principal executive offices) (zip code)
(713) 996-4110
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
First Amendment to First Amended Credit Agreement
Intercreditor Agreement dated August 25, 2005
First Amendment to Employment Agreement - Gus D. Halas

Item 1.01. Entry into a Material Definitive Agreement
Amendment to Credit Agreement
     On August 25, 2005, T-3 Energy Services, Inc. (the “Company”) and T-3 Oilco Energy Services Partnership (the “Canadian Borrower”) entered into the First Amendment (the “Credit Agreement Amendment”) to the First Amended and Restated Credit Agreement dated September 30, 2004 (the “Credit Agreement”), with Wells Fargo Bank, National Association, General Electric Capital Corporation and Comerica Bank (the “Canadian Lender”). The Credit Agreement Amendment amends the Credit Agreement to add the Canadian Borrower and the Canadian Lender as parties thereto and to provide for a revolving credit facility, which includes a revolving loan subfacility and a letter of credit subfacility, of up to an aggregate of U.S. $4.0 million (“Canadian Credit Facility”). The Canadian Credit Facility matures on the same date as the Credit Agreement, or September 30, 2007, and is subject to the same covenants and restrictions. The applicable interest rate of the Canadian Credit Facility is governed by the Company’s leverage ratio and ranges from the Canadian prime rate (as defined in the Canadian Credit Facility) plus 0.75% to the Canadian prime rate plus 2.00%. The Canadian Borrower may use the proceeds from any advances made pursuant to the Canadian Credit Facility for general corporate and working capital purposes in the ordinary course of business or to fund acquisitions of Canadian persons or assets located in Canada. The Canadian Credit Facility is guaranteed by the Company and all of the Company’s material subsidiaries, and is collateralized by a first lien on substantially all of the Canadian Borrower’s assets.
     In connection with the Credit Agreement Amendment, on August 25, 2005, the Company, the Canadian Borrower, Wells Fargo Bank, National Association, as agent for the Banks, and the Canadian Lender entered into an Intercreditor Agreement (the “Intercreditor Agreement”) providing that the Canadian Lender and the other Banks shall rank pari passu with one another in respect of certain payments or recoveries and that certain matters related to the administration of the Credit Agreement shall be made on the basis of the aggregate amount outstanding under the Credit Agreement, including the Canadian Credit Facility. The Credit Agreement Amendment and the Intercreditor Agreement are included herein as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference. The forgoing descriptions of the Credit Agreement Amendment and the Intercreditor Agreement and the transactions contemplated therein do not purport to be complete and are qualified in their entirety by reference to such documents.
Amendment to Employment Agreement
     On August 25, 2005, the Compensation Committee of the Board of Directors of the Company approved the First Amendment to Employment Agreement (the “Employment Agreement Amendment”) entered into between the Company and Gus D. Halas, the Company’s president and chief executive officer. The Employment Agreement Amendment provides for the payment by the Company to Mr. Halas of a transaction bonus in the event of a change in control of the Company on or prior to December 31, 2005, based on the “transaction value per share.” If the transaction value per share, or the aggregate amount received for each share of the Company’s common stock by the Company’s stockholders in connection with a change in control, equals $20.00, the transaction bonus will be equal to $5,230,769. In the event the transaction value per share is higher or lower than $20.00, the amount of the transaction bonus will be increased or reduced by the product of $461,538 and the difference between the transaction value per share and $20.00. For example, if the transaction value per share were $12.10, the closing price of the Company’s common stock on August 25, 2005, the transaction bonus would be approximately $1,584,619. If Mr. Halas’ employment is terminated by the Company other than for good cause (as defined in the Employment Agreement Amendment), by Mr. Halas for circumstances constituting a constructive termination (as defined in the Employment Agreement Amendment) or as a result of Mr. Halas’ death or disability, Mr. Halas will be entitled to receive the transaction bonus. If Mr. Halas’ employment is terminated by the Company for good cause or by Mr. Halas other than for circumstances constituting a constructive termination, Mr. Halas will not be entitled to receive the transaction bonus.

     In addition, the Employment Agreement Amendment provides that severance payments made to Mr. Halas in the event of the termination of Mr. Halas’ employment by the Company other than for good cause or by Mr. Halas for circumstances constituting a constructive termination, will be made in a lump sum instead of over the remaining term of the agreement as previously provided. The Employment Agreement Amendment is included herein as Exhibit 10.3 and is incorporated herein by reference. The forgoing description of the Employment Agreement Amendment and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to such document.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     See Item 1.01, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (a) Financial Statements of Businesses Acquired
          None
     (b) Pro Forma Financial Information
          None
     (c) Exhibits
10.1	First Amendment to First Amended and Restated Credit Agreement dated August 25, 2005, among T-3 Energy Services, Inc., T-3 Oilco Energy Services Partnership, the Banks signatory thereto, Wells Fargo Bank, National Association, as agent for the Banks, and Comerica Bank.

10.2	Intercreditor Agreement dated August 25, 2005, among T-3 Energy Services, Inc., T-3 Oilco Energy Services Partnership, Wells Fargo Bank, National Association, as agent for the Banks, and Comerica Bank.

10.3	First Amendment to Employment Agreement dated August 25, 2005, between T-3 Energy Services, Inc. and Gus D. Halas.

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SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-3 ENERGY SERVICES, INC.

Date: August 26, 2005	By:	/s/ Michael T. Mino

Michael T. Mino Chief Financial Officer and Vice President

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EXHIBIT INDEX

Exhibit No.	Description
10.1
First Amendment to First Amended and Restated Credit Agreement dated August 25, 2005, by and among T-3 Energy Services, Inc., T-3 Oilco Energy Services Partnership, the Banks signatory thereto, Wells Fargo Bank, National Association, as agent for the Banks, and Comerica Bank.

10.2
Intercreditor Agreement dated August 25, 2005, among T-3 Energy Services, Inc., T-3 Oilco Energy Services Partnership, Wells Fargo Bank, National Association, as agent for the Banks, and Comerica Bank.

10.3	First Amendment to Employment Agreement dated August 25, 2005, between T-3 Energy Services, Inc. and Gus D. Halas.

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